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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89576) pertaining to the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers, the Registration Statement on Form S-8 (No. 333-89580) pertaining to the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers, the Registration Statement on Form S-8 (No. 333-107775) pertaining to the EnPro Industries, Inc. Amended and Restated 2002 Equity Compensation Plan, and the Registration Statement on Form S-8 (No. 333-113284) pertaining to the EnPro Industries, Inc. Deferred Compensation Plan for Non-Employee Directors of EnPro Industries, Inc. of our report dated March 9, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

                                                  /s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 14, 2005